UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2004

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 26, 2004, the date of the Annual Meeting of Shareholders of the Company, the term of Director David R. Crichton expired, and therefore Mr. Crichton is now retired from the Board of Directors of the Company.  In addition, on the same date, Director C. Kevin Landry elected to resign from the Board for personal reasons unrelated to the business of the Company.  The Company is grateful to both former Directors for their lengthy and dedicated service.

Further, four new Directors were elected to the Board by a vote of security holders at the Annual Meeting.  On October 26, 2004, the following nominees were elected to the Board of Directors of the Company:  Charles H. Cannon, Jr.; Thomas E. Chorman; Gerald H. Fickenscher and Christian Storch.  Messrs. Cannon, Chorman and Fickenscher are independent directors as defined pursuant to the New York Stock Exchange Listing Standards.  They were identified initially by third party executive search firms retained by the Corporate Governance/Nominating Committee of the Board of Directors to assist in the director search process.  Mr. Cannon serves on the Compensation Committee of the Board, while Messrs. Chorman and Fickenscher serve on the Audit Committee.

Mr. Storch has been Vice President/Chief Financial Officer of the Company since November, 2001.  He has an Employment Agreement with the Company, which was filed as an Exhibit to the Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended September 30, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/S/Christian Storch
Christian Storch Chief Financial Officer

Date: October 29, 2004

Signing on behalf of the registrant and as principal financial officer